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                                                              EXHIBIT (10)(i)(d)

    Material Contracts -- Amendment No. 3 to Credit Agreement between Richman Gordman 1/2 Price Stores, Inc. and Congress Financial Corporation, dated September 11, 1995.





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                               AMENDMENT NO. 3 TO
                       INVENTORY FINANCING AGREEMENT AND
                          ACCOUNTS SECURITY AGREEMENT



                                        September 11, 1995


Richman Gordman 1/2 Price Stores, Inc.
12100 West Center Road
Omaha, Nebraska 68144

Ladies and Gentlemen:

    Reference is made to the Inventory Financing Agreement and Accounts Security Agreement dated as of October 20, 1993, as amended and supplemented ("Loan Agreement") between Congress Financial Corporation (Central) ("Congress") and Richman Gordman 1/2 Price Stores, Inc. ("Borrower"). Terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

    Borrower has requested that Congress agree to amend the Loan Agreement to
(i) reduce the interest rate to 1.50% in excess of the prime rate and (ii) extend the Renewal Date through and including October 20, 1997, and Congress is willing to do so subject to the terms and conditions set forth herein.

    Accordingly, the Loan Agreement is hereby amended in the following respects:

    1. Effective as of September 1, 1995, the first sentence of Section 3.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

    "Interest shall be payable by us to you on the first day of each month upon the closing daily balances in our loan account for each day during the immediately preceding month, at a rate equal to one and one half percent (1.50%) per annum in excess of the prime commercial interest rate from time to time publicly announced by Philadelphia National Bank, incorporated as CoreStates Bank, N.A., Philadelphia, Pennsylvania, whether or not such announced rate is the best rate available at such bank."





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    2.  The first sentence of Section 9.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

    "This Agreement shall become effective upon acceptance by you and shall continue in full force and effect for a term ending four (4) years from the date hereof (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided that, on October 20, 1996 we shall pay to you a fee of $75,000 which fee shall be fully earned as of September 11, 1995, and on each annual renewal, including the renewal on the fourth anniversary of the date hereof, we shall pay to you a renewal fee of three-tenths percent (.3%) of the Maximum Credit on the date such renewal becomes effective."

    The amendments to the Loan Agreement described herein shall be effective upon delivery by Borrower to Congress of a counterpart of this Amendment No. 3 to the Loan Agreement which has been acknowledged and agreed to by Borrower.

    Except as expressly set forth herein, the Loan Agreement shall remain unmodified and in full force and effect.

                                        Very truly yours,

                                        CONGRESS FINANCIAL CORPORATION
                                        (CENTRAL)



                                        By:
                                           -----------------------------
                                        Its:
                                            ----------------------------
Acknowledged and Agreed to
this 11th day of September, 1995


RICHMAN GORDMAN 1/2 PRICE STORES, INC.


By: /s/ Roger R. Faust
   ------------------------------
Its: Senior Vice President
    -----------------------------

5196A


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